SECURITIES AND EXCHANGE COMMISSION

                          	WASHINGTON, D.C.  20549

                                   	FORM 8-K


         	CURRENT REPORT	Pursuant to Section 13 or 15(d) of
                	the Securities Exchange Act of 1934


Date of Report   (Date of earliest event reported)   March 25, 1999


                      	COVEST BANCSHARES, INC.
       	(Exact name of Registrant as specified in its charter)


   	Delaware                   0-20160                    36-3820609
 (State or other          (Commission File No.)         (IRS Employer
 jurisdiction of                                            Number)
 incorporation)


           749 Lee Street, Des Plaines, Illinois	    60016
         (Address of principal executive offices)	(Zip Code)



	(Registrant's telephone number, including area code) 847-294-6500








Item 5.  Other Events

On March 25, 1999, the Company issued a press release pertaining to completion of their Stock Repurchase Program. The text of the press release is attached hereto as Exhibit 99.1



Exhibit 99.1

Des Plaines, IL. March 25, 1999 - CoVest Bancshares, Inc. (Nasdaq/COVB), the holding company for CoVest Banc, Des Plaines, Illinois, announced the completion of the Stock Repurchase Program dated January 26, 1999.
A total of 100,250 shares were repurchased at an average price of $13.96.

The Company's Board of Directors has approved a new Stock Repurchase Program, the Company's sixteenth, enabling the company to repurchase up to 100,000 shares of its outstanding stock. These purchases will be made in the open market and/or through privately negotiated transactions. The stock will be used for the issuance of shares in connection with the exercises of previously granted stock options. The total common shares outstanding as of today are 4,210,615.

As of December 31, 1998, CoVest Bancshares, Inc. had consolidated assets of $548.7 million, and the Bank operates three full-service offices in Arlington Heights, Des Plaines and Schaumburg, and mortgage offices in Aurora and McHenry, Illinois.




                          	SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  March 25, 1999

                   COVEST BANCSHARES, INC.


                   By: /s/ James L. Roberts
                           James L. Roberts
                           President

                   By:/s/  Paul A. Larsen
                           Paul A. Larsen
                           Senior Vice President and
                             Chief Financial Officer